EX-99.(e)(2)

Amended October 4, 2022

EXHIBIT A

Series (“Funds”) of GOLDMAN SACHS VARIABLE INSURANCE TRUST, a Delaware business trust (the “Trust”)

GOLDMAN SACHS FIXED INCOME AND MONEY MARKET FUNDS:

Goldman Sachs Core Fixed Income Fund

Goldman Sachs Government Money Market Fund

GOLDMAN SACHS EQUITY FUNDS:

Goldman Sachs U.S. Equity Insights Fund

Goldman Sachs Small Cap Equity Insights Fund

Goldman Sachs Large Cap Value Fund

Goldman Sachs Strategic Growth Fund

Goldman Sachs International Equity Insights Fund

Goldman Sachs Mid Cap Value Fund

Goldman Sachs Mid Cap Growth Fund

Goldman Sachs Equity Index Fund

Goldman Sachs Trend Driven Allocation Fund

Goldman Sachs Multi-Strategy Alternatives Portfolio

Goldman Sachs Buffered S&P 500 Fund – Jan/Jul

Goldman Sachs Buffered S&P 500 Fund – Mar/Sep

Goldman Sachs Buffered S&P 500 Fund – May/Nov

GOLDMAN SACHS & CO. LLC		GOLDMAN SACHS VARIABLE INSURANCE TRUST

By:	/s/ Kenneth Cawley	By:	/s/ James A. McNamara
Name: Kenneth Cawley		Name: James McNamara
Title: Managing Director		Title: President of the Trust